UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2013

Ormat Technologies, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01                      Other Events.

Signatures

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INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01                      Other Events.

On July 15, 2013, Orpower 4 Inc., an indirect wholly-owned subsidiary ("OrPower 4") of Ormat Technologies, Inc. (the "Company"), has converted the interest rate applicable to its $263 million in principal amount of loans outstanding under its debt facility with Overseas Private Investment Corporation, an agency of the U.S. government, from a floating interest rate into a fixed interest rate.

The conversion, which took place on July 15, 2013, will apply to both tranches of the debt facility, which is being used by OrPower 4 to finance its Olkaria III geothermal power complex in Naivasha, Kenya (Plant 2 of the complex recently reached commercial operation).

The fixed interest rate for Tranche I, which has an outstanding principal amount of $82.6 million and a final maturity date of December 15, 2030, was set at 6.34%, and the fixed interest rate for Tranche II, which has an outstanding principal amount of $180 million and a final maturity date of June 15, 2030, was set at 6.29%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki
Title: Chief Executive Officer

Date:  July 16, 2013

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